                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-11(c)or Section
        240.14a-12


                                 SUMMIT DESIGN, INC.
                (Exact Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
/X/     No fee required.
/ /     Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.
/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                    [Summit Logo]



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              TO BE HELD ON MAY 28, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Summit Design, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 28, 1997 at 1:30 p.m., local time, at the Fifth Avenue Suites Hotel, 506 S.W. Washington Street, Portland, Oregon 97204, for the following purposes:

    1. To elect one Class I director to serve for a term of one year, to elect two Class II directors to serve for a term of two years and to elect two Class III directors to serve for a term of three years.

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending December 31, 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

    Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                  By Order of the Board of Directors


                                  /s/ C. Albert Koob

                                  C. Albert Koob
                                  VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                  AND SECRETARY

Beaverton, Oregon
April 28, 1997



IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU
ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                 SUMMIT DESIGN, INC.
                       ----------------------------------------

                                   PROXY STATEMENT
                                         FOR
                         1997 ANNUAL MEETING OF STOCKHOLDERS
                       ----------------------------------------

                                  PROCEDURAL MATTERS

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Summit Design, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 28, 1997 at 1:30 p.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Fifth Avenue Suites Hotel, 506 S.W. Washington Street, Portland, Oregon 97204. The telephone number at that location is (503) 222-0001. The Company's principal executive offices are located at 9305 S.W. Gemini Drive, Beaverton, Oregon 97008. The Company's telephone number at that location is (503) 643-9281.

    This Proxy Statement and the enclosed proxy card were mailed on or about April 28, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

    Stockholders of record at the close of business on April 4, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 13,906,616 shares of the Company's common stock, $0.01 par value (the "Common Stock"), were issued and outstanding and entitled to be voted at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."
The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $6.75 per share.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to assist in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $2,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. The Company intends to include abstentions and broker non-votes as present for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

    Any proposal of a stockholder of the Company which is intended to be presented by such stockholder at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 29, 1997 in order for such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

    In addition, the Company's Bylaws provide that stockholders intending to nominate candidates for election as directors or to bring business before an annual meeting of stockholders which were not included in the Company's proxy statement must deliver the prescribed notice and information to the Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting. However, the Bylaws also provide that, where less than 70 days notice or prior public disclosure of the date of the stockholders' meeting is given, advance notice of stockholder nominations for the election of directors or business to be brought before the annual meeting must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

                                    PROPOSAL NO. 1
                                ELECTION OF DIRECTORS

NOMINEES

    The Company's Board of Directors currently consists of seven persons serving one-year terms. Effective as of this Annual Meeting, pursuant to the Company's Certificate of Incorporation, the Board of Directors will be divided into three classes serving staggered terms. The Board of Directors has amended the Company's Bylaws, effective concurrently with the election of directors at the Annual Meeting, to decrease the size of the Board to five persons. One Class I director, two Class II directors and two Class III directors will be elected at the Annual Meeting. The Class I director will be elected for a term of one year, the Class II directors will be elected for a term of two years and the Class III directors will be elected for a term of three years.

    The Board of Directors has selected five nominees to be elected at the Annual Meeting. John Grillos, Jay B. Morrison and Mark Stevens, each a current member of the Board of Directors and each affiliated with a venture capital investor in the Company prior to its initial public offering, are not seeking re-election. Fred L. Hanson and Zamir Paz, current members of the Board of Directors, are also not seeking re-election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than five. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the term of that director's class expires or until such director's successor has been elected and qualified.

    The name of the nominees, their ages as of April 4, 1997, and certain other information about each nominee are set forth below. There are no family relationships between any director, executive officer or person nominated to become a director of the Company.

NAME OF NOMINEE                    AGE              POSITION WITH THE COMPANY
---------------------------------  ---     ------------------------------------
NOMINEE FOR CLASS I DIRECTOR
Steven P. Erwin . . . . . . . . .  53      Nominee

NOMINEES FOR CLASS II DIRECTOR
William V. Botts. . . . . . . . .  61      Nominee
Barbara M. Karmel, Ph.D . . . . .  64      Nominee

NOMINEES FOR CLASS III DIRECTOR
Amihai Ben-David. . . . . . . . .  47      Director
Larry J. Gerhard. . . . . . . . .  55      Chairman of the Board, President and
                                           Chief Executive Officer


NOMINEE FOR CLASS I DIRECTOR

    Steven P. Erwin will stand for election as a director of the Company in May 1997. Mr. Erwin has been Executive Vice President and Chief Financial Officer of U.S. Bancorp, Portland, Oregon since July 1994. Mr. Erwin served as Treasurer of BayBanks, Inc., Boston, Massachusetts from November 1987 until July 1994.

NOMINEES FOR CLASS II DIRECTORS

    William V. Botts will stand for election as a director of the Company in May 1997. Mr. Botts served as Chief Executive Officer of Hard Candy, Inc., a cosmetics company, from March 1996 to March 1997. From June 1993 to March 1996, Mr. Botts was the owner and President of WV Associates, a consulting firm for mergers, acquisitions, business turnarounds and strategic planning. From October 1992 to June 1993, Mr. Botts served as President and Chief Executive Officer of Aurora Electronics, Inc., a semiconductor company. From March 1992 to September 1992, Mr. Botts served as President and Chief Executive Officer of Micro-C Corporation, a semiconductor company that was acquired by Aurora Electronics, Inc. Mr. Botts served as President and Chief Executive Officer of Vertex Design Systems, Inc., a computer software company, from September 1988 to March 1992 and as Chairman of the Board, Chief Executive Officer and President of EI International, Inc., a computer systems, software and consulting company, from April 1978 to January 1988. Prior to that time, Mr. Botts was a divisional Vice President of Rockwell International Corporation. Mr. Botts is currently a director of XLNT Corporation.

    Barbara M. Karmel, Ph.D. will stand for election as a director of the Company in May 1997. Dr. Karmel has been President of The Reed Company, a management consulting firm, since 1982. Prior to that time, she served as a professor of management in the business schools at Oregon State University, University of Wisconsin-Madison, and the Atkinson Graduate School of Management at Willamette University. She currently is a member of the board of Oregon Enterprise Forum and Oregon Independent Colleges Foundation. Dr. Karmel has previously served as a member of the Board of Directors of U.S. Bancorp and United States National Bank of Oregon, and as Commissioner of Portland Development Commission, Director and Vice-President-Small Business for the Portland Metropolitan Chamber of Commerce and a member of the board of the Academy of Management.

NOMINEES FOR CLASS III DIRECTORS

    Amihai Ben-David has served as a director of the Company since January
1994. He has been the founder, Chief Executive Officer and Chairman of DCL Technologies Ltd., a public company located in Israel and traded on the Tel-Aviv Stock Exchange, since May 1982. DCL Technologies Ltd. specializes in the development of high technology companies in the areas of communications, computer telephony, expert systems and electronic design automation. From January 1991 until the acquisition of SEE Technologies Software Environment for Engineers Ltd. ("SEE Technologies") by the Company in February 1994,
Mr. Ben-David was Chairman of the Board of SEE Technologies.

    Larry J. Gerhard has served as President, Chief Executive Officer and a director of the Company since January 1993 and was elected Chairman of the Board in May 1996. From November 1991 to November 1992, Mr. Gerhard was the President and Chief Executive Officer of Enterprise Communications and Computing Inc., a communications products provider for the Unix-based virtual mainframe market. Mr. Gerhard was the President and Chief Executive Officer of Ventura Software, Inc., a desktop publishing company and a wholly-owned subsidiary of Xerox Corporation from November 1989 to November 1991. Prior to that time,
Mr. Gerhard was employed for nine years with Decision Data, Inc., a supplier of peripherals and applications software for IBM System 3X and AS400, including the last three years as President and Chief Executive Officer.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during fiscal 1996. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which he served. Certain matters were approved by the Board of Directors and its committees by unanimous written consent. The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee.

    The Audit Committee, which currently consists of John Grillos and Fred L. Hanson, is responsible for (i) recommending engagement of the Company's independent accountants, (ii) approving the services performed by such accountants, (iii) consulting with such accountants and reviewing with them the results of their examinations, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the

Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held one meeting during fiscal 1996.

    The Compensation Committee, which currently consists of Amihai Ben-David, John Grillos and Mark Stevens, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees,
(ii) administering the Company's stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held four meetings during fiscal 1996.

DIRECTOR COMPENSATION

    Prior to the Annual Meeting, directors did not receive any cash compensation for their services as members of the Board of Directors or its committees, except for Fred L. Hanson. The Company entered into a one-year directorship agreement with Mr. Hanson in September 1995 pursuant to which he received a salary of $17,500 per year as compensation for acting as a director and was entitled to reimbursement for expenses incurred in attending Board meetings outside of the Oregon area. In addition, in September 1995, Mr. Hanson was granted an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $1.75 per share. In lieu of quarterly salary payments, the Company, on Mr. Hanson's behalf, purchased 10,000 of the shares subject to the option for an aggregate purchase price of $17,500. Mr. Ben-David is reimbursed for travel costs incurred in attending Board meetings.

    Effective as of the date of the Annual Meeting, all non-employee directors will receive $20,000 per year and $1,000 per meeting (excluding committee meetings) as compensation for their services as members of the Board of Directors. Members will also be reimbursed for all travel and related expenses incurred in connection with attending Board and committee meetings.

    In addition, non-employee directors are eligible to receive option grants under the Company's 1996 Director Option Plan (the "Director Plan") which was adopted by the Board of Directors in May 1996, approved by the stockholders in October 1996 and took effect on October 18, 1996, the date of the final prospectus for the Company's initial public offering. A total of 150,000 shares of Common Stock has been reserved for issuance under the Director Plan. The Director Plan provided for an automatic grant of an option (the "First Option") to purchase 7,500 shares of Common Stock to each non-employee director on the date on which the Director Plan became effective and provides for an automatic grant of an option to purchase 10,000 shares of Common Stock on the date on which a person first becomes a non-employee director. After the First Option is granted to a non-employee director, he or she will automatically be granted an option to purchase 10,000 shares (a "Subsequent Option") on the date of the annual meeting of each subsequent year, provided he or she is then a non-employee director and provided further, that on such date he or she has served on the Board for at least six months. All of the shares subject to a First Option become vested and exercisable 12 months after the date of the grant, provided that the shares subject to a First Option granted on the effective date of the Director Plan become vested and exercisable one business day prior to the date of the Company's first annual meeting after the grant date. All of the shares subject to each Subsequent Option become vested and exercisable on the earlier of (i) 12 months after the date of the grant or (ii) one business day prior to the date of the Company's first annual meeting after the grant date. Vesting of the First Option and each Subsequent Option are subject to the optionee continuing to serve as a director on the vesting date. Messrs. Ben-David, Hanson, Grillos, Morrison and Stevens were each granted First Options in October 1996 at an exercise price of $9.50. However, such options were canceled on April 19, 1997 and as of such date, there were no options outstanding under the Director Plan. Non-employee directors are eligible to receive future option grants pursuant to the Director Plan.

REQUIRED VOTE

    The one nominee in Class I, the two nominees in Class II and the two nominees in Class III receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                    PROPOSAL NO. 2

                RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has been the Company's auditors since 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event that the stockholders do not approve the selection of Coopers & Lybrand L.L.P., the appointment of the independent accountants will be reconsidered by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company, as of April 4, 1997, by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director,
(c) each of the executive officers named in the Summary Compensation Table, and
(d) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investing power with respect to all shares of Common Stock indicated as being beneficially owned by them.


                                                                PERCENT
                                         NUMBER OF SHARES         OF
NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)    TOTAL(1)
-------------------------------------  -----------------------  ----------

DCL Technologies Ltd. (2). . . . . .              2,055,680        14.8
P.O. Box 544
46105 Herzlia Israel

Sequoia Capital (3). . . . . . . . .              1,116,242         8.0
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

Larry J. Gerhard (4) . . . . . . . .                646,735         4.6
C. Albert Koob (5) . . . . . . . . .                 79,000         *
Zamir Paz (6). . . . . . . . . . . .                501,320         3.6
D. Gregory Kott (7). . . . . . . . .                 85,500         *
Roger A. Bitter (8). . . . . . . . .                110,194         *
Eric Benhayoun (9) . . . . . . . . .                 65,500         *
Amihai Ben-David (10). . . . . . . .              2,055,680        14.8
John Grillos (11). . . . . . . . . .                685,655         4.9
Fred L. Hanson (12). . . . . . . . .                 20,000         *
Jay B. Morrison (13) . . . . . . . .                185,886         1.3
Mark Stevens (14). . . . . . . . . .              1,116,242         8.0
William V. Botts . . . . . . . . . .                     --        --
Steven P. Erwin. . . . . . . . . . .                     --        --
Barbara M. Karmel, Ph.D. . . . . . .                     --        --
All directors and executive  . . . .              5,728,713        40.3
 officers as a group (14 persons)(15)
--------------------------

*   Represents less than 1% of the total.

(1) Based on 13,906,616 shares of Common Stock outstanding as of April 4, 1997 A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options for the purchase of Common Stock held by such stockholder which are exercisable within 60 days. The number of shares beneficially owned excludes shares which could be acquired pursuant to the exercise of options granted under the Director Plan on October 18, 1996, which options were canceled on April 19, 1997.

(2) Includes 2,025,680 shares held by DCL Holding & Investments in Technology
    (1993) Ltd., a wholly-owned subsidiary of DCL Technologies Ltd. DCL Technologies Ltd. is an Israeli public company, the shares of which are traded on the Tel-Aviv stock exchange. The Company believes that the following stockholders own at least 5% of the outstanding shares of DCL Technologies Ltd.: Comverse Technologies Inc., ISCAL Holdings Ltd., Uri Melamed, Bank Hapoalim, Danbar Ltd. and Amihai Ben-David.

(3) Includes 65,076 shares held by Sequoia Technology Partners III, 1,019,555 shares held by Sequoia Capital Growth Fund, 20,445 shares held by Sequoia XVI and 11,166 shares held by Sequoia XVII.

(4) Includes 75,000 shares issuable upon exercise of options, all of which would be subject to the Company's right of repurchase if issued at June 3, 1997. Also includes 531,735 shares held by L&K Properties Limited Partnership, of which Mr. Gerhard is the sole general partner and a limited partner, 20,000 shares held by the Kristen Noel Gerhard Trust and 20,000 shares held by the Kamala Nicole Gerhard Trust. Mr. Gerhard disclaims beneficial ownership of the shares held by the trusts.

(5) Includes 75,000 shares issuable upon exercise of options of which 35,417 would be subject to the Company's right of repurchase if issued at June 3, 1997.

(6) All shares are held by Fiering & Sjolie Handelsgesellschaft m.b.H. Mr. Paz may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares.

(7) Includes 77,500 shares issuable upon exercise of options of which 49,532 would be subject to the Company's right of repurchase if issued at June 3, 1997.

(8) Includes 12,000 shares issuable upon exercise of options of which 8,250 would be subject to the Company's right of repurchase if issued at June 3, 1997.

(9)  Includes 58,500 shares issuable upon exercise of options.

(10) Includes 2,025,680 shares held by DCL Holding & Investments in Technology
     (1993) Ltd. and 30,000 shares held by DCL Technologies Ltd. Mr. Ben-David is the Chief Executive Officer and Chairman of DCL Technologies Ltd. and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11) Includes 172,568 shares held by Bayview Investors, Ltd. and 513,087 shares held by RCS III, L.P. Robertson, Stephens & Company Private Equity Group, LLC is the general partner of RCS III and Bayview Investors, Ltd. Mr. Grillos has been employed by Robertson, Stephens & Company LLC in its venture capital group and is a limited partner of Bayview Investors, Ltd. As such, Mr. Grillos may be deemed to have or to share investment control over the above shares. Mr. Grillos disclaims any beneficial interest in such shares in excess of his pecuniary interest as an employee of Robertson, Stephens & Company LLC in its venture capital group and as a limited partner of Bayview Investors, Ltd.

(12) Includes 10,000 shares issuable upon exercise of options of which 5,834 would be subject to the Company's right of repurchase if issued at June 3, 1997.

(13) These shares are owned by Jerusalem Pacific Ventures (1994) L.P., of which Mr. Morrison is affiliated with the General Partner of the fund that manages Jerusalem Pacific Ventures (1994) L.P. and as such may be deemed a beneficial owner of such shares. Mr. Morrison disclaims beneficial ownership of such shares.

(14) Includes 65,076 shares held by Sequoia Technology Partners III, 1,019,555 shares held by Sequoia Capital Growth Fund, 20,445 shares held by Sequoia XVI and 11,166 shares held by Sequoia XVII. Mr. Stevens is a special limited partner of Sequoia Capital Growth Fund and, as such, may be deemed to be a beneficial owner of such shares. Mr. Stevens disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(15) Includes 17,200 shares subject to the Company's right of repurchase and 326,000 shares issuable upon exercise of options of which 158,952 would be subject to the Company's right of repurchase if issued at June 3, 1997.

                            EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (hereafter referred to as the "Named Executive Officers") for services rendered to the Company in all capacities during the last two fiscal years.



                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                    --------------------------------------------------  --------------
                                                                                           NO. OF
                                                                                         SECURITIES
                                                SALARY      BONUS       OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      ($)(1)     ($)(2)      COMPENSATION($)    OPTIONS      COMPENSATION($)
------------------------------      -------  ---------  -----------  -----------------  ------------  ---------------
Larry J. Gerhard . . . . . .          1996    260,000      60,000           --           75,000       105,088(3)
  President and Chief Executive       1995    240,000          --           --             --           6,589(4)
    Officer

C. Albert Koob . . . . . . .          1996    127,500      20,000           --           15,000          7,067(5)
  Vice President-Finance, Chief       1995     24,198      20,000           --           75,000         45,740(6)
   Financial Officer and Secretary

D. Gregory Kott. . . . . . .          1996    129,167      20,000           --           20,000          7,410(5)
  Vice President-Worldwide Sales      1995    116,042      25,000        1,200(7)        52,500(8)         342(9)

Roger A. Bitter. . . . . . .          1996    128,333      15,000        1,100(7)        12,000          5,000(5)
  General Manager-TSSI Division       1995    135,157          --           --               --        121,200(10)

Eric Benhayoun . . . . . . .          1996    125,000      27,549(11)       --               --             --
  Vice President, General             1995    117,557      53,732(12        --               --(13)         --
    Manager-European
------------------------


(1) Amounts shown include cash and noncash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2)  The 1996 bonuses were paid in 1997.

(3) Includes $103,888 paid to Mr. Gerhard for accrued vacation and $1,200 paid by the Company for medical insurance premiums for Mr. Gerhard. In 1996, the Company changed its vacation policy which triggered a one-time pay out of balances previously accrued.

(4) Includes $5,389 paid to Mr. Gerhard for moving expenses incurred in connection with completing his relocation from Southern California and $1,200 paid by the Company for medical insurance premiums for Mr. Gerhard.

(5) Consists of payment for accrued vacation. In 1996, the Company changed its vacation policy which triggered a one-time payout of balances previously accrued.

(6)  Consists of relocation expenses.

(7)  Consists of a car allowance.

(8) Includes an option granted on March 1, 1995 to purchase 45,000 shares of Common Stock and an option granted on December 20, 1995 to purchase 7,500 shares of Common Stock. On September 13, 1995, in connection with a repricing of all outstanding options having an exercise price in excess of $1.75 per share, the Company canceled and replaced the option to purchase 45,000 shares of Common Stock at a purchase price of $2.50 per share with a new option to purchase the same number of shares of Common Stock at an exercise price of $1.75 per share. Such new option is not reflected in the above table.

(9) Contribution made by the Company on behalf of Mr. Kott pursuant to the Company's 401(k) Plan.

(10) Consists of reimbursements to Mr. Bitter for taxes and housing costs in Japan.

(11) Commissions earned during the fiscal year ended December 31, 1996, $11,572 of which was paid in 1997.

(12) Commissions earned during the fiscal year ended December 31, 1995, $9,625 of which was paid in 1996.

(13) On September 13, 1995, in connection with a repricing of all outstanding options having an exercise price in excess of $1.75 per share, the Company canceled and replaced the option to purchase 58,500 shares of Common Stock at a purchase price of $2.50 per share with a new option to purchase the same number of shares of Common Stock at an exercise price of $1.75 per share. Such new option is not reflected in the above table.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 1996 to each of the Named Executive Officers.



                                                OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1996
                                                              INDIVIDUAL GRANTS
                              -----------------------------------------------------------------------  POTENTIAL REALIZABLE
                                  NO. OF                                                                 VALUE AT ASSUMED
                                SECURITIES     % OF TOTAL                     FAIR                     ANNUAL RATES OF STOCK
                                UNDERLYING      OPTIONS                       MARKET                   PRICE APPRECIATION FOR
                                 OPTIONS       GRANTED TO     EXERCISE       VALUE ON                      OPTION TERM(3)
                                 GRANTED      EMPLOYEES IN      PRICE         DATE OF     EXPIRATION   ------------------------
                                   (1)           1996(2)      ($)/SHARE      GRANT($)        DATE      5%($)          10%($)
                              -------------  ---------------  -----------  -----------  -------------  ---------  -------------
Larry J. Gerhard . . . . .       75,000          18.6%           9.50         9.50       10/17/2006    448,087      1,135,542
C. Albert Koob . . . . . .       15,000           3.7%           9.25         9.25       12/19/2006     87,259        221,132
D. Gregory Kott. . . . . .       20,000           5.0%           9.25         9.25       12/19/2006    116,346        294,842
Roger A. Bitter. . . . . .       12,000           3.0%           5.00         5.00       03/01/2006     37,734         95,625
Eric Benhayoun . . . . . .         --               --           --           --            --              --             --

----------------------------

(1) Options granted in 1996 are either incentive stock options or nonstatutory stock options and generally vest over four years, with 25% of the option shares becoming fully vested one year from the grant date and 1/48th vesting in each successive month, with full vesting occurring on the fourth anniversary date. Under the terms of the 1994 Stock Plan, the administrator retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice outstanding options. The options have a term of 10 years, subject to earlier termination in certain situations related to termination of employment.

(2) Based on a total of 402,500 options granted to all employees and consultants during 1996.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during 1996 and the number of shares subject to exercisable and unexercisable stock options as of December 31, 1996. The table also sets forth certain information with respect to the value of stock options held by such individuals as of December 31, 1996.

  AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1996 OPTION VALUES


                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING               VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS              IN-THE-MONEY
                                SHARES                              AT 12/31/96            OPTIONS AT 12/31/96($)(2)
                             ACQUIRED ON      VALUE        -----------------------------  -----------------------------
         NAME                  EXERCISE     REALIZED($)    EXERCISABLE(1)  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
---------------------------   ------------  ------------   --------------- -------------  ------------  ---------------
Larry J. Gerhard . . . . .        --              --         75,000(3)            --        56,250              --
C. Albert Koob . . . . . .        --              --         75,000(4)        15,000       637,500          15,000
D. Gregory Kott. . . . . .     5,000          37,500         77,500(5)        20,000       690,000          20,000
Roger A. Bitter. . . . . .        --              --         12,000(6)            --        63,000              --
Eric Benhayoun . . . . . .        --              --         58,500               --       497,250              --

-----------------------------

(1) Unvested options granted prior to October 18, 1996 are immediately exercisable, provided that any unvested shares are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service to the Company.

(2) These values have been calculated based on the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996 of $10.25 per share minus the exercise price.

(3) Includes 75,000 unvested shares of Common Stock that would have been subject to repurchase by the Company on December 31, 1996, if the options had been exercised.

(4) Includes 45,834 unvested shares of Common Stock that would have been subject to repurchase by the Company on December 31, 1996, if the options had been exercised.

(5) Includes 34,688 unvested shares of Common Stock that would have been subject to repurchase by the Company on December 31, 1996, if the options had been exercised.

(6) Includes 12,000 unvested shares of Common Stock that would have been subject to repurchase by the Company on December 31, 1996, if the options had been exercised.

EMPLOYMENT AGREEMENTS

    The Company entered into a four-year employment agreement with Mr. Gerhard effective August 12, 1996, pursuant to which he receives an annual base salary, an annual bonus of $75,000 payable if certain revenue targets are achieved and all standard benefits accorded other executives of the Company as well as certain additional medical benefits. Under the agreement, as of the date of the Company's initial public offering, Mr. Gerhard was granted options to purchase up to 75,000 shares of Common Stock, subject to vesting over a four-year period. In addition, if Mr. Gerhard is terminated other than for cause, he is entitled to severance of $25,000 per month plus all insurance benefits until he accepts other full time employment, but in no event longer than 24 months. In the event of a merger or sale of substantially all of the assets of the Company and its subsidiaries and Mr. Gerhard is not retained as President and Chief Executive Officer of the successor company, Mr. Gerhard will be entitled to severance benefits for 24 months.

    On October 21, 1995, the Company entered into a four-year employment agreement with Mr. Koob pursuant to which he receives an annual base salary, an annual bonus of up to 25% of his base salary, all standard benefits accorded other executives of the Company, and relocation costs. Under the agreement, Mr. Koob was granted options to purchase up to 75,000 shares of Common Stock, subject to vesting over a four-year period. Such options automatically vest upon termination of Mr. Koob other than for cause and upon the sale of more than 75% of the assets or 50% of the outstanding capital stock of the Company. In addition, the agreement provided that upon consummation of the Company's initial public offering, the four-year vesting schedule with respect to such options accelerated by one year. In the event Mr. Koob is terminated other than for cause, he is entitled to severance of $10,416.67 per month plus all insurance benefits until he accepts other full time employment, but in no event longer than nine months. In the event Mr. Koob resigns or is terminated for cause within 36 months after the date of the employment agreement, any unvested options and any options which vested, and shares issued upon exercise of such options, within one year prior to such resignation or termination may be repurchased by the Company at the option exercise price.

    On March 1, 1995, the Company entered into a four-year employment agreement with Mr. Kott pursuant to which he receives an annual base salary, an annual bonus of up to 25% of his base salary and all standard benefits accorded other executives of the Company. Under the agreement, Mr. Kott was granted options to purchase up to 52,500 shares of Common Stock, subject to vesting over a four-year period. Such options automatically vest upon termination of Mr. Kott other than for cause and upon the sale of more than 50% of the assets or outstanding capital stock of the Company. In addition, in the event Mr. Kott is terminated other than for cause, he is entitled to severance of $10,000 per month plus all insurance benefits until he accepts other full time employment, but in no event longer than six months. In the event Mr. Kott resigns or is terminated for cause within 36 months after the date of the employment agreement, any vested and unvested options, and shares issued upon exercise of such options, may be repurchased by the Company at the option exercise price.

    On January 1, 1995, the Company entered into a four-year employment agreement with Mr. Bitter pursuant to which he receives an annual base salary, an annual bonus of up to 25% of his base salary, all standard benefits accorded other executives of the Company and relocation costs. In addition, pursuant to the agreement, the Company also reimbursed Mr. Bitter for certain living expenses while he resided in Japan and, subject to certain conditions, agreed to provide Mr. Bitter with a loan to repay his prior tax liabilities, which loan has been forgiven by the Company. The agreement also provides that options to purchase up to 103,194 shares of Common Stock previously granted to Mr. Bitter shall automatically vest upon termination of Mr. Bitter other than for cause and upon the sale of more than 20% of the assets or more than 50% of the outstanding capital stock of the Company. In addition, the agreement provided that upon consummation of the Company's initial public offering, the four-year vesting schedule with respect to such options accelerated by one year. In the event
Mr. Bitter is terminated for other than cause, he is entitled to severance of $10,000 per month plus all insurance benefits until he accepts other full time employment, but in no event longer than nine months. In the event Mr. Bitter resigns or is terminated for cause prior to November 23, 1997, the Company may cancel the options to purchase the 103,194 shares, whether vested or unvested, and any shares previously issued upon exercise of such options may be repurchased by the Company at the option exercise price. However, in certain circumstances, the Company's right to repurchase or cancel is limited to 67% of such options or shares issued in respect of options.

    Effective October 31, 1994, the Company entered into a four-year employment agreement with Mr. Benhayoun pursuant to which he receives an annual base salary, an annual bonus of 30% of his base salary if he meets specified revenue targets, and all standard benefits accorded other executives of the Company. Under the employment agreement, Mr. Benhayoun was granted options to purchase up to 58,500 shares of Common Stock, of which 15,000 vested immediately, 15,000 vested on October 31, 1995, and the remainder vest ratably over the 24 months following October 31, 1995. Such options also automatically vest upon termination of Mr. Benhayoun other than for cause and upon the sale of more than 50% of the assets or outstanding capital stock of the Company. In addition, the agreement provided that upon consummation of the Company's initial public offering, the two-year vesting schedule with respect to such options accelerated by one year. In addition, in the event Mr. Benhayoun is terminated other than for cause, he is entitled to severance of 52,083 French francs (approximately $9,234 as of March 31, 1997) per month plus all insurance benefits until he accepts other full-time employment, but in no event longer than nine months. In the event Mr. Benhayoun resigns within 36 months after the date of the employment agreement, any unvested options and any options which vested, and shares issued upon exercise of such options, within one year prior to such resignation or termination may be repurchased by the Company at the option exercise price. The Company is negotiating an amendment to Mr. Benhayoun's employment agreement which provides for the payment of commissions in lieu of the annual bonus.

                                 CERTAIN TRANSACTIONS

    In connection with the reorganization in December 1993, DCL Holding and Investments in Technology (1993), Ltd. ("DCL") and Zamir Paz, the former stockholders of SEE Technologies, exchanged all of their shares of SEE Technologies stock for an aggregate of 2,661,154 and 935,000 shares of Series A Preferred Stock of Summit, respectively. As a result, SEE Technologies became a wholly-owned subsidiary of Summit. In February 1994, DCL and Mr. Paz contributed an aggregate of 185,474 and 43,680 and shares of Series A Preferred Stock, respectively, to Summit. Also in connection with the reorganization, a wholly-owned subsidiary of the Company merged with and into Test Systems Strategies, Inc. ("TSSI") with TSSI being the surviving corporation. As consideration, the former stockholders of TSSI received capital stock of Summit under the following conversion schedule: (i) holders of TSSI common stock received .5896815 shares of Common Stock of Summit for each TSSI share; (ii) holders of TSSI Series A, B and C Preferred Stock received .5896815 shares of Series B Preferred Stock of Summit for each such TSSI share; and (iii) holders of TSSI Series D Preferred Stock received 1.179363 shares of Series B Preferred Stock of Summit for each TSSI Series D share.

    At the time of the reorganization, SEE Technologies entered into a four-year sublease pursuant to which SEE Technologies subleases space for its corporate offices from DCL on terms and conditions similar to those under which DCL leases such office space from the third-party owner of the office space. The Company believes that the terms of the foregoing lease are no less favorable to the Company than those that could have been obtained from unaffiliated third parties.

    To facilitate the relocation of Larry J. Gerhard to Beaverton, Oregon in October 1993, the Company agreed with a third-party real estate firm ("PHH") that PHH would purchase Mr. Gerhard's former residence in Southern California and thereafter undertake to resell such residence. The Company further agreed to reimburse PHH for all expenses and any loss incurred on resale. The residence was sold for $870,000 in August 1995 following a drop in the Southern California housing market and, as a result, in addition to payment of certain carrying costs, the Company issued to PHH a note in the aggregate principal amount of $441,705. The note was scheduled to mature on August 30, 1997 and accrued interest at an annual rate of prime plus 1%. The closing of the Company's initial public offering caused the maturity date of the note to accelerate to ten business days after the closing date. The outstanding balance on the note was repaid in full in October 1996.

    In September 1995, the Company entered into a one-year directorship agreement with Fred Hanson, a non-employee director of the Company, pursuant to which Mr. Hanson received a salary of $17,500 for one year. The Company also issued Mr. Hanson an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $1.75 per share. In lieu of receiving quarterly salary payments, the Company, on Mr. Hanson's behalf, purchased 10,000 of the shares subject to the option for the aggregate purchase price of $17,500.

    In September 1995, the Company loaned $87,056 to Zamir Paz, an executive officer of the Company, for the purchase of a primary residence pursuant to a promissory note that bore interest at the annual rate of prime plus 1%. The principal was repaid in October 1995 and the interest was repaid in June 1996.

    In February 1996, the Company agreed to forgive a loan of approximately $101,000 made to Roger Bitter, an executive officer of the Company, as part of Mr. Bitter's relocation back to the United States. The loan was originally made to Mr. Bitter to repay his prior tax liabilities while residing in Japan. The loan accrued interest at an annual rate of 6% and, prior to forgiveness, was repayable by Mr. Bitter upon demand by the Company. As of the date of forgiveness, the outstanding amount due on the loan was approximately $89,892.

    In October and November 1996, the Company sold 2,000,000 shares and stockholders of the Company sold 2,600,000 shares of Common Stock in an underwritten initial public offering co-managed by Robertson, Stephens & Company LLC. Mr. Grillos, a director of the Company, has been employed by Robertson, Stephens & Company LLC in its venture capital group.

    The Company has a line of credit for $1,000,000 with the United States National Bank of Oregon, a subsidiary of U.S. Bancorp. Steven P. Erwin, a nominee for director of the Company, is Executive Vice President and Chief Financial Officer of U.S. Bancorp.


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, during the period from October 17, 1996 (the date on which the Company first became subject to Section 16(a)) until December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except that Form 5s for Messrs. Ben-David, Grillos, Hanson, Morrison and Stevens, directors of the Company, were filed late.


             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee was formed in August 1994 and is currently composed of Messrs. Ben-David, Grillos and Stevens. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.


                                CHANGES IN ACCOUNTANTS

    On February 9, 1996, Coopers & Lybrand L.L.P. was engaged as the principal independent accountants for the Company and its subsidiaries, replacing KPMG Peat Marwick LLP ("KPMG"), which was dismissed in January 1996. The change was approved by the audit committee of the Company's Board of Directors. In connection with the audits of the two fiscal years in the period ended December 31, 1995 and through the interim period ended January 31, 1996, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction would have caused them to make reference to the matter in their report. The audit reports of KPMG on the consolidated financial statements of the Company as of and for the year ended December 31, 1994 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. The audit report for the year ended December 31, 1994 was modified to include a discussion on the restatement of the Company's 1993 financial statements for the timing of when certain expenses were recognized in the financial statements. During the audit period ended December 31, 1994, and through the interim period ended January 31, 1996 there have been no reportable events.


    During the two fiscal years ended December 31, 1995, and through the interim period ended February 8, 1996, the Company had not consulted with Coopers & Lybrand L.L.P. on items which concerned the subject matter of a disagreement or reportable event with the former auditor.

            REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Committee") was established in August 1994 and is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock plans.

COMPENSATION PHILOSOPHY AND POLICY

    The policy of the Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Committee are to:

    - attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of the Company

    - align the compensation of executive officers with business objectives and performance

    - align incentives for executive officers with the interests of stockholders in maximizing value

    The Company currently intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code, as amended.

ELEMENTS OF COMPENSATION

    Compensation for executive officers includes both cash and equity elements.

    Cash compensation consists of (i) base salary which is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry and (ii) cash bonuses up to an established percentage of base salary, subject to meeting all or a portion of targeted objectives.

    Ownership of the Company's Common Stock is a key element of executive compensation. Executive officers and other employees of the Company are eligible to participate in the 1994 Stock Plan (the "Option Plan") and the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee's continuing service to the Company. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

    The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. The Company did not contribute to the 401(k) Plan in 1996.

1996 EXECUTIVE COMPENSATION

    Executive compensation for fiscal 1996 included base salary and cash bonuses based upon achievement of corporate goals and individual performance goals. Executive officers, like other employees, were eligible for option grants under the Option Plan and to participate in the Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1996

    Mr. Gerhard's compensation package is set forth in an employment agreement that was approved by the Committee and took effect in August 1996, replacing his existing employment agreement. In 1996, Mr. Gerhard received a salary of $260,000 and a bonus of $60,000. Mr. Gerhard's bonus for 1996 reflected the achievement of the corporate revenue goal set for 1996. Mr. Gerhard was also granted an option to purchase 75,000 shares of the Company's Common Stock.


                                            COMPENSATION COMMITTEE
                                            OF THE BOARD OF DIRECTORS

                                            Amihai Ben-David
                                            John Grillos
                                            Mark Stevens

                               STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Dow Jones Software Index. The graph assumes that $100 was invested on October 28, 1996 (the date of the Company's initial public offering) in the Company's Common Stock, the Nasdaq Stock Market--U.S. Index and the Dow Jones Software Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.


                                 [Performance Graph]


                   Summit Design, Inc.   Nasdaq Stock Market    Dow Jones
                   Common Stock             --U.S. Index        Software Index
                   ------------             ------------        --------------

Value at
December 31, 1996       108                      104                 101

                                    OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                                 THE BOARD OF DIRECTORS

Beaverton, Oregon
April 28, 1997

                                       PROXY

                                    DETACH HERE

                                 SUMMIT DESIGN, INC.

                       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Summit Design, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 1997, and hereby appoints Larry J. Gerhard and C. Albert Koob, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of Summit Design, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Summit Design, Inc. to be held on May 28, 1997 at 1:30 p.m., local time, at the Fifth Avenue Suites Hotel, 506 S.W. Washington Street, Portland, Oregon 97204, and at any adjournment thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
                                                                       SIDE

                                    DETACH HERE


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

    A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    1.   To elect one Class I director to serve for a term
         of one year, to elect two Class II directors to
         serve for a term of two years and to elect two
         Class III directors to serve for a term of three
         years.
                                                                                                             FOR  AGAINST  ABSTAIN
    CLASS I NOMINEE:    Steven P. Erwin                        2.   Proposal to ratify the appointment of   / /    / /      / /
    CLASS II NOMINEES:  William V. Botts and Barbara M. Karmel       Coopers & Lybrand L.L.P. as
    CLASS III NOMINEES: Amihai Ben-David and Larry J. Gerhard        Summit Design, Inc.'s independent
                                                                     accountants for the fiscal year
                   FOR       WITHHELD                                ending December 31, 1997.
                   / /          / /
                                                                3.   In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other
    / /                                                              business which may properly come before the meeting or any
       ------------------------------------------                    adjournment thereof.
         For all nominees except as noted above


                                                                     MARK HERE
                                                                     FOR ADDRESS    / /
                                                                     CHANGE AND
                                                                     NOTE AT LEFT

                                                                Please sign exactly as your name appears on your stock certificate.
                                                                If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Signature ____________________________________  Date ___________  Signature ____________________________________  Date ___________

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